EXHIBIT 23.5


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated April 17, 1998, except note 14, as to which the date is June 1, 1998, accompanying the consolidated financial statements of Empire Bank Corp. and subsidiary contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                                 /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
August 18, 1998